UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported)

May 31, 2006

Terra Nostra Resources Corp.

(Exact name of registrant as specified in its charter)

Nevada

000-49631

86-0875500

(State or other jurisdiction

(Commission

(IRS Employer

of incorporation)

File Number)

Identification Number No.)

55 S. Lake Ave., Suite 700, Pasadena, CA

91101

(Address of principal executive offices)

(Zip Code)

Registrant's telephone number, including area code:  (626) 796-0088

 (Former name or former address, if changed since last report)

Item 3.02 Unregistered Sale of Equity Securities.

On May 31, 2006, Terra Nostra Resources Corporation completed a US$6,600,000 private placement of its common stock. The offering was done at a price of $2.00 per unit and a total of 3,300,000 units were issued to three (3) accredited investors. Each unit consisted of one (1) share of Terra Nostra’s common stock and a purchase warrant entitling the holder to purchase an additional share of common stock, with an exercise price of $3.00 per share during the first year from the date of issuance and an exercise price of $4.00 per share during the second year from the date of issuance. No underwriters were used in connection with this private placement and no commission was incurred in connection with this private placement.   All three investors were not U.S. Persons (as that term is defined in Regulation S under the Securities Act of 1933), and the shares were issued in an offshore transaction relying on Regulation S and/or Section 4(2) of the Securities Act of 1933.

SIGNATURE

Pursuant to the requirements of the Securities Exchange of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated at Pasadena, CA, this 19th day of July, 2006.

TERRA NOSTRA RESOURCES CORP.

By:

/s/ Donald C. Nicholson

Name:  Donald C. Nicholson

Title:    Secretary